UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2014

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

700 Anderson Hill Road
Purchase, New York 10577

(Address of principal executive offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2014, the Board of Directors (the “Board”) of PepsiCo, Inc. (the “Company”) accepted the resignation of Victor J. Dzau, M.D. as a director of the Company, effective immediately. Dr. Dzau had previously offered his resignation to the Board in accordance with Section C.10 of the Company’s Corporate Governance Guidelines as a result of his appointment, effective July 1, 2014, as President of the Institute of Medicine.

Also on March 13, 2014, the Compensation Committee of the Board approved the following amendments to the Amended and Restated PepsiCo, Inc. 2007 Long-Term Incentive Plan to conform to its longstanding practices:

(1)                                 the existing provisions prohibiting the repricing of stock options and stock appreciation rights without shareholder approval were updated to clarify that the Company is also prohibited from cancelling underwater options or stock appreciation rights in exchange for a payment in cash or other securities; and

(2)                                 the existing minimum vesting provisions for certain time-based equity awards, which generally provide for three year minimum vesting periods, were extended so that they also apply to stock options and stock appreciation rights.

The above description of the amendments is qualified in its entirety by reference to the PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated March 13, 2014, attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated March 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	PEPSICO, INC.

	By:	/s/ Kelly Mahon Tullier
	Name:	Kelly Mahon Tullier
	Title:	Senior Vice President,
Deputy General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1.	PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated March 13, 2014.